SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	James J. Landy President & CEO (914) 771-3230
Stephen R. Brown Sr. EVP, CFO & Treasurer (914) 771-3212

New York National Bank
Now a Division of Hudson Valley Bank

February 24, 2010 – Yonkers, NY – James J. Landy, President & CEO of Hudson Valley Holding Corp., has announced that the company has received approval from the Office of the Comptroller of the Currency (OCC) to operate New York National Bank as a Division of Hudson Valley Bank.

Effective March 1, 2010, New York National Bank will relinquish its banking charter and will become a Division of Hudson Valley Bank, according to Mr. Landy. He said, “New York National customers will see very little change.”

New York National Bank has operated as a wholly owned subsidiary of Hudson Valley Holding Corp., parent company of Hudson Valley Bank, since 2006. “Both banks have always shared a commitment to their customers and to the communities they serve. That will not change,” Mr. Landy said.

“The new corporate structure will not affect where or how customers do their banking or the quality of service we provide. As a Division of Hudson Valley Bank, New York National will have access to additional resources to meet their customers’ banking needs,” he said.

“Hudson Valley Bank is a very strong, sound and well respected bank. In these challenging economic times for all businesses, merging New York National into Hudson Valley will strengthen the organization by reducing costs and improving the efficiency of our operations. “

With the addition of New York National Bank, Hudson Valley Bank now has 36 branches throughout the Metropolitan New York area and lower Connecticut.

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About Hudson Valley Holding Corp.
Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and New York National Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2.5 billion in assets, serving the metropolitan area with 33 branches located in Westchester, Rockland, the Bronx, Manhattan, Queens and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB is a Bronx based bank with approximately $140 million in assets serving the local communities of the Bronx and Upper Manhattan with three branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HUVL”. Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.

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This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from our future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a continued or unexpected decline in the economy in the New York Metropolitan area;

•	increases in loan losses or in the level of nonperforming loans;

•	unexpected increases in our allowance for loan losses;

•	our failure to maintain required regulatory capital levels;

•	further declines in value in our investment portfolio;

•	a continued or unexpected decline in real estate values within our market areas;

•	higher than expected FDIC insurance premiums;

•	unexpected changes in interest rates;

•	additional regulatory oversight which may require us to change our business model;

•	the imposition on us of liabilities under federal or state environmental laws;

•	those risk factors identified in our SEC filings, including our Form 10-Q for the quarter ended September 30, 2009.

Forward looking statements speak only as of the date such statements are made. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.